UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: September 22, 2009

AXION POWER INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane
New Castle, PA 16105
(Address of principal executive offices)

(724) 654-9300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into Material Definitive Agreement

On September 22, 2009, we entered into an Amendment to Warrants and Securities Purchase Agreement (the “Amendment”) with Quercus Trust, a copy of which is attached as  Exhibit 99.1 hereto, amending the Warrant and Securities Purchase Agreement between us and Quercus Trust dated January 14, 2008 (the “Agreement”).
The material terms of the Amendment are as follows:

1.  The exercise for warrants previously issued by Quercus by us is reset from $2.60 per share to $0.75 per share.

2.  Any previously accrued liquidated damages under the Securities Purchase Agreement to the date of the Amendment are waived.

3.  Axion and Quercus have agreed to elect three new directors on behalf of Quercus, each to serve a three year term.  See  Item 5.02.  below.

4.  Quercus has agreed to invest an additional $2,000,000 in connection with a minimum $10 million capital raise by us upon certain terms and conditions as set forth in the Amendment.

5.  Certain deadlines in the Agreement for filing of post effective amendments are extended from 7 business days and 30 calendar days are extended to 15 business days and 60 calendar days, respectively.

The Amendment provides us with a further financing commitment by Quercus as well as provision of the benefit of the experience and expertise of the three named individuals as new directors to us.  The Amendment  resolves certain milestones set forth in the Agreement which were not fully met due to the noncompletion of the Production Contract which was entered into by us and delivered to Quercus on June 27, 2008.

ITEM 5.02  Election of Directors

On September 23, 2009, our Board of Directors conducted a meeting during which it passed a resolution by the unanimous vote of all directors present, which constituted a quorum of the Board, to increase the number of directors from 8 to 11.  The three directors shall each be elected to a three year term.  Upon the resignation or other departure of the first director hereinafter, the vacancy will not be filled and the number of directors shall be decreased to 10.

At the same meeting, the following directors were elected by the unanimous vote of all directors present, which constituted a quorum of the Board, to fill the vacancies created by the increase in the number of directors:  David Gelbaum, David Anthony and Joseph Bartlett.  The background of each new director is set forth below:

David Gelbaum:  Since 2002, Mr. Gelbaum has been a private investor. From 1989 until 2002, he performed quantitative modeling for stock price returns and derivative securities for TGS Management, and from 1972 until 1989 he worked at Oakley & Sutton in a similar capacity. Mr. Gelbaum is a trustee of The Quercus Trust.

David Anthony:  Mr. Anthony is an experienced entrepreneur, venture capitalist, and educator. He is Managing Director of 21 Ventures, a position he has held since 2003, and sits on the board of Agent Video Intelligence, 3GSolar, BioPetroClean, Juice Wireless, Open Energy and VOIP Logic. Prior to 21 Ventures, David launched Notorious Entertainment, a developer of multimedia brands. David received his MBA from The Tuck School of Business at Dartmouth College and a BA in Economics from George Washington University.

Joseph Bartlett:  Mr. Bartlett is counsel to the Quercus Trust and has practiced corporate and securities law since 1985.  From September 2004 until August 2008 he was a partner at Greenberg Glusker LLP in Los Angeles, California, and from September 2000 until September 2004 he was a partner at Spolin Silverman Cohen and Bartlett LLP.   He graduated, magna cum laude, from the University of California, Hastings College of Law in 1985, and received an AB in English literature from the University of California at Berkeley in 1980.

ITEM 9.01  Exhibit

99.1	Amendment to Securities Purchase Agreement, dated September 22, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 26, 2009

Axion Power International, Inc.

By:	/s/ Thomas Granville
Thomas Granville
Chief Executive Officer

EXHIBIT

99.1	Amendment to Securities Purchase Agreement, dated September 22, 2009